EXHIBIT 12.1
Ratio of Earnings to Fixed Charges
(amounts in thousands other than ratios)

	Predecessor					Successor
	Year Ended				For the period from December 31, 2011 through September 7, 2012	For the period from September 8, 2012 through December 28, 2012	For the three months ended September 27, 2013	For the nine months ended September 27, 2013
	December 26, 2008	December 25, 2009	December 31, 2010	December 30, 2011
Earnings:
Income (loss) before income taxes	$65,458	$43,161	$46,750	$61,511	$24,208	$(38,947)	$(11,213)	$(15,246)
Fixed charges (from below)	39,218	29,600	28,665	35,002	24,293	23,270	19,116	57,400
Total earnings (loss)	$104,676	$72,761	$75,415	$96,513	$48,501	$(15,677)	$7,903	$42,154

Fixed Charges:
Interest expense	$28,482	$19,044	$18,710	$24,355	$16,631	$19,773	$15,753	$47,356
Interest in rent expense estimated at 30% of rent expense	10,736	10,556	9,955	10,647	7,662	3,497	3,363	10,044
Total fixed charges (A)	$39,218	$29,600	$28,665	$35,002	$24,293	$23,270	$19,116	$57,400

Ratio of Earnings to Fixed Charges	2.7	2.5	2.6	2.8	2.0	(B)	(C)	(D)

(A) Preferred security dividends of Interline New Jersey were excluded from fixed charges as preferred stock was held solely by corporate parent. Effective July 1, 2012, preferred stock of Interline New Jersey was canceled and retired.

(B) For the period from September 8, 2012 through December 28, 2012, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $38.9 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(C) For the three months ended September 27, 2013, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $11.2 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(D) For the nine months ended September 27, 2013, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $15.2 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
(amounts in thousands other than ratios)

	Predecessor					Successor
	Year Ended				For the period from December 31, 2011 through September 7, 2012	For the period from September 8, 2012 through December 28, 2012	For the three months ended September 27, 2013	For the nine months ended September 27, 2013
	December 26, 2008	December 25, 2009	December 31, 2010	December 30, 2011
Earnings:
Income (loss) before income taxes	$65,458	$43,161	$46,750	$61,511	$24,208	$(38,947)	$(11,213)	$(15,246)
Fixed charges (from below)	39,218	29,600	28,665	35,002	24,293	23,270	19,116	57,400
Total earnings (loss)	$104,676	$72,761	$75,415	$96,513	$48,501	$(15,677)	$7,903	$42,154

Fixed Charges:
Interest expense	$28,482	$19,044	$18,710	$24,355	$16,631	$19,773	$15,753	$47,356
Interest in rent expense estimated at 30% of rent expense	10,736	10,556	9,955	10,647	7,662	3,497	3,363	10,044
Total fixed charges (A)	$39,218	$29,600	$28,665	$35,002	$24,293	$23,270	$19,116	$57,400

Preferred dividends (calculated below)	—	—	—	—	—	—	—	—

Total combined fixed charges and preferred dividends	$39,218	$29,600	$28,665	$35,002	$24,293	$23,270	$19,116	$57,400

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	2.7	2.5	2.6	2.8	2.0	(B)	(C)	(D)

Surplus (Deficit)	$65,458	$43,161	$46,750	$61,511	$24,208	$(38,947)	$(11,213)	$(15,246)

Preferred Dividends:
Preferred dividend amount (A)	$—	$—	$—	$—	$—	$—	$—	$—
Tax rate	37.6%	39.6%	40.3%	38.8%	47.0%	27.0%	35.7%	50.7%

Preferred dividends	$—	$—	$—	$—	$—	$—	$—	$—

(A) Preferred security dividends of Interline New Jersey were excluded from fixed charges as preferred stock was held solely by corporate parent. Effective July 1, 2012, preferred stock of Interline New Jersey was canceled and retired.

(B) For the period from September 8, 2012 through December 28, 2012, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $38.9 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(C) For the three months ended September 27, 2013, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $11.2 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(D) For the nine months ended September 27, 2013, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $15.2 million to achieve a coverage ratio of 1.0 to 1.0 for this period.